EXHIBIT 99.1

NEWS RELEASE
DRESS BARN, INC. REPORTS SOLID JUNE SALES RESULTS

-- June Comparable Store Sales Increase 6% --

SUFFERN, NY - JULY 6, 2006 - Dress Barn, Inc. (NASDAQ - DBRN), a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands, today reported its June sales results.

Total sales for the five-week fiscal period ended July 1, 2006 increased 11% to $129.7 million compared to $117.3 million reported for the five-weeks ended July 2, 2005. Comparable store sales increased 6% for the fiscal month of June.

Comparable store sales for the Company and by store brand for the fiscal month ended July 1, 2006 were as follows:

--- Comparable Store Sales ---
June

dressbarn	+11%
maurices	- 3%

Total Comparable Store Sales	+ 6%

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of July 1, 2006, the Company operated 792 dressbarn stores in 45 states and 533 maurices stores in 40 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are not historical in nature and are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 30, 2005 and Form 10-Q for the quarter ended April 29, 2006.

CONTACT:	Dress Barn, Inc.
Investor Relations (845) 369-4600